                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 1999

                                  CLARIFY INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                            0-26776            77-0259235
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              2560 Orchard Parkway
                           San Jose, California 95131
               (Address of principal executive offices) (Zip code)

                                 (408) 965-7000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On October 18, 1999, Clarify Inc., a Delaware corporation ("Clarify"), and Nortel Networks Corporation, a corporation organized under the laws of Canada ("Nortel"), entered into a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which Nortel, through its wholly-owned subsidiary Northern Crown Subsidiary, Inc., a Delaware corporation ("Northern Sub"), will acquire all of the outstanding common stock of Clarify. The Merger Agreement provides that Northern Sub will merge with and into Clarify with Clarify being the surviving corporation (the "Merger"). Following the Merger, Clarify will be a wholly-owned subsidiary of Nortel.

        Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, each share of Clarify common stock will be converted into the right to receive 1.3 common shares of Nortel, subject to proportional adjustment in the event Nortel effects a stock split, stock dividend, recapitalization or similar transaction with respect to its outstanding common shares prior to the effective time of the Merger. The boards of directors of the two companies have approved the transactions contemplated by the Merger Agreement, including the Merger.

        The closing of the Merger is subject to a number of customary conditions, including approval of the stockholders of Clarify, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory filings and approvals. The Merger is intended to be tax-free to the stockholders of Clarify.

        In connection with the execution of the Merger Agreement, the parties entered into a Stock Option Agreement dated as of October 18, 1999 (the "Stock Option Agreement") pursuant to which, and subject to the terms and conditions set forth therein, Clarify granted to Nortel an option to purchase up to approximately 19.9% of the outstanding common shares of Clarify in the event that the Merger is not consummated.

        Additionally, Nortel and certain executives of Clarify, who are also stockholders of Clarify, have entered into a Stockholders Agreement dated as of October 18, 1999 (the "Stockholders Agreement") whereby, and subject to the terms and conditions set forth therein, the executives have provided Nortel a proxy, representing approximately 4.7% of the total outstanding shares of Clarify on an undiluted basis, to vote for all matters in connection with the transactions contemplated by the Merger Agreement presented at the Clarify stockholders meeting.

        Copies of the Merger Agreement, Stock Option Agreement, Stockholders Agreement and the joint press release of Nortel and Clarify announcing the Merger are attached hereto as Exhibit 2.1, 99.1, 99.2 and 99.3, respectively. The foregoing descriptions of the Merger Agreement, Stock Option Agreement and Stockholders Agreement are qualified in their entirety by reference to the full text of such exhibits. The Merger Agreement, Stock Option Agreement, Stockholders Agreement and the joint press release are hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

            (c) Exhibits.

                2.1 Agreement and Plan of Merger dated as of October 18, 1999 among Nortel Networks Corporation, Northern Crown Subsidiary, Inc. and Clarify Inc.

                99.1 Stock Option Agreement dated as of October 18, 1999 between Nortel Networks Corporation and Clarify Inc.

                99.2 Stockholders Agreement dated as of October 18, 1999 among Kirsten Berg-Painter, Dean Chabrier, Dennis Cunningham, Tanya Johnson, Jan Praisner, Seyna Rahmil, David Stamm, Jay Tyler, Jeanne Urich, Anthony Zingale and Nortel Networks Corporation.

                99.3 Joint Press Release issued by Nortel Networks Corporation and Clarify Inc. on October 18, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CLARIFY INC.

Dated:  October 22, 1999      By:   /s/ Jan Praisner
                                    -------------------------------------------
                                    Jan Praisner
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

                                INDEX TO EXHIBITS

      EXHIBIT
      NUMBER                          DESCRIPTION
      -------                         -----------

        2.1 Agreement and Plan of Merger dated as of October 18, 1999 among Nortel Networks Corporation, Northern Crown Subsidiary, Inc. and Clarify Inc.

        99.1 Stock Option Agreement dated as of October 18, 1999 between Nortel Networks Corporation and Clarify Inc.

        99.2 Stockholders Agreement dated as of October 18, 1999 among Kirsten Berg-Painter, Dean Chabrier, Dennis Cunningham, Tanya Johnson, Jan Praisner, Seyna Rahmil, David Stamm, Jay Tyler, Jeanne Urich, Anthony Zingale and Nortel Networks Corporation.

        99.3 Joint Press Release issued by Nortel Networks Corporation and Clarify Inc. on October 18, 1999.